Exhibit (h)(iv)

AMENDMENT TO THE FUND ADMINISTRATION AND

ACCOUNTING SERVICES AGREEMENT

THIS AMENDMENT to the Fund Administration and Accounting Services Agreement is entered into as of March 29, 2024 (this “Amendment”) by and between PERPETUAL AMERICAS FUNDS TRUST, a business trust organized under the laws of the Commonwealth of Massachusetts (the “Trust”), having its principal office and place of business at 53 State Street, Boston, MA, 02109, on behalf of each series of the Trust listed on Schedule D to the Agreement (as defined below) (each, a “Fund” and, collectively, the “Funds”), separately and not jointly, and THE NORTHERN TRUST COMPANY (the “Custodian”), an Illinois company with its principal place of business at 50 South LaSalle Street, Chicago, Illinois 60603.

WHEREAS, Northern provides certain services to the Trust (f/k/a JOHCM Funds Trust) pursuant to the Fund Administration and Accounting Services Agreement, dated as of July 16, 2021 (as amended, restated or otherwise modified from time to time prior to the date hereof, the “Agreement”); and

WHEREAS, in addition to the provisions contained in the Agreement, effective as of the date hereof, the Company and Northern wish to make certain amendments to the Agreement.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	DEFINITIONS; INTERPRETATION.

(a)	Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

(b)	The headings to the clauses of this Amendment shall not affect its interpretation.

2.	AMENDMENTS.

(a)

Effective as of the Effective Date, Schedule B (Fund Administration Services) of the Agreement shall be amended by inserting the following new bullet points at the end of such schedule under the section titled “Description of Administration Services on a Continuous Basis”.

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In connection with the preparation of the Form N-CSR, prepare and coordinate filing with the SEC of the semi-annual and annual TSRs for each applicable share class, inclusive of the required tagging requirements, and facilitate delivery of the TSR output to client or client’s applicable vendor(s) as agreed with the Funds.

(b)

Effective as of the Effective Date, Schedule A (Fees and Expenses) of the Agreement shall be amended by inserting the following new charge at the end of Item E titled “Other Fund Administration Charges – Statutory & Regulatory”.

TSR Reporting and Filing	$2,000[1,2]	per share class, per annum

[1]	The fee applicable to a given fund will be capped at a maximum of 4 share classes.
[2]	The annual fee will be billed in equal installments on a monthly basis beginning June 1, 2024.

(c)	Effective as of the date of this Amendment, Schedule D (Fund List) of the Agreement shall be replaced in its entirety by the amended Schedule D (Fund List), attached hereto.

3. GOVERNING LAW. This Amendment shall be construed and the substantive provisions hereof interpreted under and in accordance with the laws of the State of Illinois.

4. MISCELLANEOUS. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which taken together shall constitute one single agreement between the parties. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, ..tif, .gif, .jpg or similar attachment to electronic mail or by means of DocuSign® or other electronic signature, shall be treated in all manner and respects as an original executed counterpart. Each DocuSign® or other electronic, faxed, scanned or photocopied manual signature shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature and the parties hereby waive any objection to the contrary. Except as provided herein, this Amendment may not be amended or otherwise modified except in writing signed by all the parties hereto.

5. EFFECT OF AMENDMENT. All other terms and conditions set forth in the Agreement shall remain unchanged and in full force and effect. On and after the date hereof, each reference to the Agreement in the Agreement and all schedules thereto shall mean and be a reference to the Agreement as amended by this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year written above.

PERPETUAL AMERICAS FUNDS TRUST

By:	/s/ Jonathan Weitz
Name: Jonathan Weitz
Title: President

THE NORTHERN TRUST COMPANY

By:	/s/ Scott Denning
Name: Scott Denning
Title: Senior Vice President

SCHEDULE D

FUND LIST

JOHCM Emerging Markets Opportunities Fund

JOHCM Emerging Markets Discovery Fund

JOHCM Global Select Fund

JOHCM Global Income Builder Fund

JOHCM International Opportunities Fund

JOHCM International Select Fund

Regnan Global Equity Impact Solutions

TSW Emerging Markets Fund

TSW High Yield Bond Fund

TSW Large Cap Value Fund

Regnan Sustainable Water and Waste Fund

Trillium ESG Global Equity Fund

Trillium ESG Small/Mid Cap Fund

TSW Core Plus Bond Fund

Barrow Hanley Concentrated Emerging Markets ESG Opportunities Fund

Barrow Hanley Total Return Bond Fund

Barrow Hanley Credit Opportunities Fund

Barrow Hanley Floating Rate Fund

Barrow Hanley US Value Opportunities Fund

Barrow Hanley Emerging Markets Value Fund

Barrow Hanley International Value Fund

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